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                    SHARED FACILITIES AND SERVICES AGREEMENT

                                     between

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                                       and

                         NORTHSTAR REALTY FINANCE CORP.

                          Dated as of __________, 2004

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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                              ARTICLE I DEFINITIONS

Section 1.1   Definitions.....................................................1

                       ARTICLE II FACILITIES AND SERVICES

                        ARTICLE III TERM AND TERMINATION

                             ARTICLE IV COMPENSATION

                             ARTICLE V MISCELLANEOUS

                                       i

                                List of Schedules
                                -----------------

Schedule A                               Facilities and Services

                                       ii

                    SHARED FACILITIES AND SERVICES AGREEMENT
                    ----------------------------------------

         This SHARED FACILITIES AND SERVICES AGREEMENT (this "Agreement"), dated as of ______, 2004, by and between NORTHSTAR CAPITAL INVESTMENT CORP., a
Maryland corporation ("NCIC") and NORTHSTAR REALTY FINANCE CORP., a Maryland
corporation ("NRFC").

         WHEREAS, pursuant to the several Contribution Agreements, each dated as of ________, 2004 (the "Contribution Agreements"), by and between NorthStar
Realty Finance Limited Partnership, a Delaware limited partnership ("NRFLP"), of which NRFC is the sole general partner, and NorthStar Partnership, L.P., a
Delaware limited partnership ("NPLP"), of which NCIC is the sole general partner, or certain subsidiaries or affiliates of NPLP, (1) NPLP and certain subsidiaries or affiliates of NPLP will contribute and transfer their respective equity interests in certain businesses conducted by NCIC and its subsidiaries and/or affiliates (the "Contributed Businesses"), and (2) NPLP will transfer certain assets and liabilities related to the Contributed Businesses, in each case to NRFLP, on the Contribution Date (as defined in each of the Contribution
Agreements);

         WHEREAS, prior to the Contribution Date, the Contributed Businesses received various support services from NCIC and certain of its subsidiaries and shared certain facilities with NCIC; and

         WHEREAS, the parties have agreed to enter into this Agreement in order for NCIC to assist NRFC and its subsidiaries from and after the Contribution
Date, by providing to NRFC and its subsidiaries certain facilities and services and support not otherwise specified in the Contribution Agreements.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. Capitalized terms not defined in this Article
I shall have the meanings ascribed to such terms in the Contribution Agreement.
As used in this Agreement, the following terms shall have the following meanings:

         "Agreement" shall have the meaning ascribed to such term in the preamble hereto.

         "Change of Control" shall mean (i)(x) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the Company's voting power or the voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such consolidation, merger or reorganization, or (y) any transaction or series of related

transactions not included in clause (x) to which the Company is a party in which in excess of 50% of the Company's voting power is transferred to another Person or group for purposes of Section 13(d) under the Securities Exchange Act of
1934, as amended, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to any other Person that is not a subsidiary or affiliate of the Company. As used in this definition of Change of
Control, "Company" shall mean NCIC or NRFC, as applicable.

         "Contribution Date" shall mean the effective date of the contribution of the Contributed Businesses, as set forth in the Contribution Agreements.

         "Facility" or "Facilities" shall mean each of the facilities described in Schedule A to be provided by or on behalf of NCIC to NRFC pursuant to the terms and conditions of this Agreement.

         "Facility/Service Charge" shall have the meaning ascribed to such term in Section 4.1.

         "Facility/Service Fee" shall have the meaning ascribed to such term in
Section 4.1.

         "Facility/Service Description" shall mean the description of each individual Facility or Service respectively provided in Schedule A.

         "Governmental Entity" shall mean any court, administrative or regulatory agency, entity, authority or commission or other governmental agency, entity, authority, commission or instrumentality (whether local, municipal, state, federal, national, supra-national or otherwise).

         "Person" shall mean any individual, corporation, association, partnership, limited liability company, joint venture, unincorporated organization, trust, trustee, executor, administrator or other legal representative, Governmental Entity, or other entity or organization.

         "Service" or "Services" shall mean each of the services described in
Schedule A to be provided by or on behalf of NCIC to NRFC pursuant to the terms and conditions of this Agreement.

         "Standard of Care" shall have the meaning ascribed to such term in
Section 2.2.

         "Term" shall have the meaning ascribed to such term in Section 3.1(a).

                                   ARTICLE II

                             FACILITIES AND SERVICES
                             -----------------------

         Section 2.1 Facilities and Services

         (a) Subject to the terms of this Agreement, including, but not limited to Section 3.1, NCIC shall provide, or shall cause a NCIC subsidiary to provide, to NRFC or a NRFC subsidiary the Facilities and Services during the Term in a manner and at a level of service consistent in all material respects with the services provided to the Contributed Businesses as each such Contributed
Business existed prior to the Contribution Date.

         (b) For each Facility or Service, the parties shall set forth on
Schedule A, among other things, a summary of the Facility or Service to be provided and a description of the Facility or Service.

         Section 2.2 Standard of Care. NCIC shall provide and shall cause its subsidiaries and affiliates to provide such Facilities and Services exercising the same degree of care, priority and diligence as it exercises in performing the same or similar services for itself and the NCIC and NCIC subsidiaries
(collectively, the "Standard of Care"). To the extent that NCIC employs third parties pursuant to Section 2.7 of this Agreement, NCIC shall use its reasonable best efforts to cause such third parties to provide such Facilities or Services exercising the Standard of Care.

         Section 2.3 Modification of Services. Schedule A identifies the
Facilities and Services to be provided by NCIC and, subject to the mutual agreement of the parties hereto acting reasonably, it may be amended from time to time, to add any additional Facilities and Services or to modify or delete
Facilities or Services. During the Term, Facility or Service upgrades and improvements which NCIC provides to its own internal organizations shall be made available to NRFC to the extent that the parties mutually agree upon the fee for any such upgrade or improvement. The parties hereby agree that the fee for such upgrade or improvement shall be determined on a basis consistent with the determination of the Facility/Service Fee for the Facilities and Services as
described on Schedule A hereto.

         Section 2.4 Non-Exclusivity. Nothing in this Agreement shall preclude
NRFC from obtaining, in whole or in part, facilities or services of any nature that may be obtainable from NCIC, from its own employees or from providers other than NCIC.

         Section 2.5 Cooperation. NRFC shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist
NCIC in the provision of the Facilities and Services, including providing necessary information and specific written authorizations and consents, and NCIC shall be relieved of its obligations hereunder to the extent that NRFC's failure to take any such action renders performance by NCIC of such obligations unlawful or impracticable.

         Section 2.6 Limitation On Facilities and Services. NCIC shall not be required to expand its facilities, incur new long-term capital expenses or employ additional personnel in order to provide the Facilities and Services to
NRFC, unless mutually agreed in writing by the parties hereto. Subject to
Sections 2.1 and 2.2, nothing contained in this Agreement shall prevent or restrict NCIC from expanding or relocating its office facilities or replacing existing employees, equipment or service providers in its sole discretion.

         Section 2.7 Personnel and Subcontracting of Services. In providing the
Facilities and Services, NCIC as it deems necessary or appropriate in its sole discretion, may (a) use the personnel of NCIC or its affiliates and (b) employ on a short or long-term basis the services of third parties to the extent such third party services are reasonably necessary for the efficient performance of any of such Services or provision of any Facilities. NRFC may retain at its own expense its own consultants and other professional advisers.

                                   ARTICLE III

                              TERM AND TERMINATION
                              --------------------

         Section 3.1 Term.

         (a) This Agreement shall become effective on the Contribution Date and shall remain in force for a one-year period, such period to be continuously renewable on each anniversary of the Contribution Date (the "Renewal Date") for
an additional one-year period upon the agreement of NRFC, by a majority vote of its independent directors, and NCIC (the "Term"), unless terminated earlier pursuant to Section 3.2 below.

         (b) NRFC shall not have any obligation to continue to use any of the
Facilities or Services and may delete any Facility or Service from Schedule A that NCIC is providing to NRFC by giving NCIC ninety (90) days notice thereof.
In the event any Facility or Service is terminated by NRFC, Schedule A shall be amended to reflect (i) the deletion of the Facility or Service and (ii) a reduction to the Facility/Service Fee corresponding to the portion of the fee relating to the deleted Facility or Service.

         (c) Subject to the provisions of this Section 3.1(c), NCIC shall not have any obligation to continue to provide any of the Facilities or Services if
NCIC is discontinuing permanently the provision of such Facility or Service to its own internal organizations. On and after the first anniversary of this
Agreement, NCIC may delete any Service from Schedule A that NCIC is providing to
NRFC by giving NCIC ninety (90) days notice thereof. On and after the first anniversary of this Agreement, NCIC may delete any Facility from Schedule A that
NCIC is providing to NRFC by giving NCIC one hundred eighty (180) days notice thereof. In the event any Facility or Service is terminated by NCIC, Schedule A shall be amended to reflect (i) the deletion of the Facility or Service and (ii)
a reduction to the Facility/Service Fee corresponding to the portion of the fee relating to the deleted Facility or Service.

         Section 3.2 Termination.

         (a) Termination Without Cause. The obligation of NCIC to provide or cause to be provided a particular Facility or Service hereunder shall terminate on the earliest to occur of:

               (i) the expiration of the Term;

               (ii) pursuant to Section 3.1(c) hereof the date ninety (90) or one hundred eighty (180) days following written notice from NCIC that NCIC is discontinuing permanently the provision of a Service or Facility, respectively, to its own internal organizations;

               (iii) the date ninety (90) days after NCIC receives written notice that NRFC no longer desires that a Facility or Service be provided;

         (b) Termination For Cause. If either party shall fail to adequately perform in any material respect any of its material obligations under this
Agreement (other than a payment default) (the "Defaulting Party"), the other party entitled to the benefit of such performance (the "Non-Defaulting Party")
may give thirty (30) days' written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement, either in its entirety or partially as set forth in Section 3.2(c), if such failure or default is not cured within ninety
(90) days of such written notice. If any failure or default so specified is not cured within such 90-day period, the Non-Defaulting Party may elect to immediately terminate this Agreement in whole or in part with respect to the
Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting
Party may not terminate this Agreement pending the resolution of such dispute in accordance with Section 5.8. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting
Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

         (c) Partial Termination. Under circumstances specified in Section
3.2(b) entitling the Non-Defaulting Party to terminate this Agreement in its entirety, if the default relates to the provision of a Facility or Service, NRFC may in its sole discretion terminate this Agreement as to the provision of that
Facility or Service or all Facilities and Services by NCIC upon the same notice provisions as specified in Section 3.2(b), but continue this Agreement in all other respects.

         (d) Termination Upon Change of Control. If either NCIC or NRFC experiences a Change of Control (the "Change of Control Party") at any time after one year following the date hereof, the Change of Control Party or other party (the "Notifying Party") may give one hundred eighty (180) days' written notice to the other party that it intends to terminate this Agreement in its entirety. Such termination shall be effective on

the date that is one hundred eighty (180) days' after the Notifying Party gives such written notice of termination to the other party.

         Section 3.3 Effect of Termination.

         (a) NRFC specifically agrees and acknowledges that all obligations of
NCIC to provide each Facility and Service for which NCIC is responsible hereunder shall immediately cease upon the termination of this Agreement. Upon the cessation of NCIC's obligation to provide any Facilities or Services, NRFC shall immediately cease using, directly or indirectly, such Facility or Service
(including any and all software of NCIC or third party software provided through
NCIC, telecommunications services or equipment, or computer systems or equipment).

         (b) Upon termination of a Facility or Service with respect to which
NCIC holds books, records or files, including current or archived copies of computer files, owned by NRFC and used by NCIC in connection with the provision of a Facility or Service to NRFC, NCIC will return all of such books, records or files as soon as reasonably practicable as well as comply with any reasonable request for cooperation made by NRFC for NCIC to assist it or a new contractor in accessing, understanding and utilizing such books, records or files;
provided, however, that NCIC may make a copy, at its expense, of such books, records or files for archival purposes only.

         (c) Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this
Agreement: (a) the obligations of each party under Section 3.3(b) and Articles 4 and 5, and (b) NCIC's right to receive the Facility/Service Charge for the
Facilities and Services provided by it hereunder pursuant to Section 4.1 below incurred prior to the effective date of termination.

                                   ARTICLE IV

                                  COMPENSATION
                                  ------------

         Section 4.1 Facility/Service Charge. As consideration for the provision of the Facilities and Services, NRFC shall pay NCIC the fee for the Facilities and Services as set forth on Schedule A (the "Facility/Service Fee"), plus any additional charges as described below (such fee and any additional charges being collectively referred to in this Agreement as the "Facility/Service Charge"). In addition to the Facility/Service Fee, NCIC shall also be entitled to reimbursement from NRFC upon receipt of reasonable supporting documentation for all out-of-pocket expenses incurred in connection with NCIC's provision of the
Facilities and Services which are not included as part of the Facility/Service
Fee. In the event the Facility or Service is terminated, the Facility/Service
Charge will be prorated for the number of days the Facility or Service provided in the calendar month (based on a thirty day month) in which the Facility or
Service is terminated.

         Section 4.2 Invoicing and Payment.

         (a) Invoices. On the first business day of each month during the Term,
NCIC, together with its affiliates and/or subsidiaries providing Facilities and
Services, will submit one invoice to NRFC for all Facilities and Services to be provided to NRFC and NRFC's subsidiaries by NCIC during such month (or, in the case of additional reimbursable expenses, for the immediately preceding month or the preceding month/s when such expenses were incurred). Each invoice shall include, (i) a summary list of the previously agreed upon Facilities and
Services for which one-twelfth (1/12) of the Facility/Service Fee is due and payable (the "Fee Monthly Installment") with respect to the preceding monthly period, (ii) together with documentation supporting each of the invoiced amounts, if any, that are not covered by the Facility/Service Fee. The total amount set forth on such summary list, namely the Fee Monthly Installment, and the additional invoiced amounts shall equal the invoice total, and shall be provided under separate cover apart from the invoice. All invoices shall be sent to the attention of NRFC at the address set forth in Section 5.2 or to such other address as NRFC shall have specified by notice in writing to NCIC.

         (b) Payment. Payment of all invoices in respect of each Facility or
Service shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30)
days of the invoice date. Invoices unpaid as of such date shall accrue interest at an annual rate of 12%. All payments shall be made to NCIC at the account designated by NCIC or its affiliate or subsidiary.

         Section 4.3 Taxes. To the extent not included directly in the
Facility/Service Charge, NRFC shall pay to NCIC the amount of any taxes or charges set forth in (a) through (c) of this Section 4.3 imposed now or in the future by any Governmental Entity including any increase in any such tax or charge imposed on NCIC after the Contribution Date and during the Term of this
Agreement.

         (a) Any applicable sales, use, gross receipts, value added or similar tax that is imposed as a result of, or measured by, any Facility provided or
Service rendered hereunder unless covered by an exemption certificate.

         (b) Any applicable real or personal property taxes, including any special assessments, and any impositions imposed on NCIC in lieu of or in substitution for such taxes on any property used in connection with any Facility provided or Service rendered hereunder.

         (c) Any other governmental taxes, duties and/or charges of any kind, excluding any income or franchise taxes imposed on NCIC, which NCIC is required to pay with respect to any Facility provided or Service rendered hereunder.

         Section 4.4 Disputed Amounts. In the event NRFC disputes the accuracy of any invoice, NRFC shall pay the undisputed portion of such invoice and the parties shall within five (5) business days meet and seek to resolve the disputed amount of the invoice. If NRFC fails to pay any undisputed amount owed under this Agreement, NRFC shall correct such failure promptly following notice of the failure, and shall pay NCIC interest on the amount paid late at an annual interest rate equal to 12% prorated for the number of days such overdue amounts are outstanding.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         Section 5.1 Indemnification

         (a) Indemnification by NCIC. NCIC shall, to the full extent lawful, reimburse, indemnify and hold NRFC, its officers, directors, shareholders and employees harmless for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys' fees and disbursements), in respect of or arising out of
NCIC's or any of its shareholders', directors', officers', employees', subcontractors' or other third party's bad faith, willful misconduct or gross negligence resulting in a material act, omission or other breach (beyond any applicable cure period) of NCIC's obligations under this Agreement and not resulting from NRFC's bad faith, willful misconduct, gross negligence or material breach (beyond any applicable cure period) of NRFC's duties under this
Agreement.

         (b) Indemnification by NRFC. NRFC shall, to the full extent lawful, reimburse, indemnify and hold each of NCIC, its shareholders, directors, officers and employees and each other Person, if any, controlling NCIC harmless for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys'
fees and disbursements) in respect of or arising out of NCIC's performance of the services for NRFC provided hereunder provided that such loss was not caused by NCIC's or any of its directors', officers' or employees' bad faith, willful misconduct, gross negligence or material breach (beyond any applicable cure period) of its duties under this Agreement.

         Section 5.2 Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next
Business Day:

     If to NRFC, to:

         NorthStar Realty Finance Corp.
         Attention:  Mr. David Hamamoto
         Telephone: (212) 319-[____]
         Facsimile: (212) 319-[____]

     If to NCIC, to:

         NorthStar Capital Investment Corp.
         Attention:  Mr. W. Edward Scheetz
         Telephone: (212) 319-2414
         Facsimile: (212) 319-4557

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5
p.m. (New York City time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         Section 5.3 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this
Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 5.4 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         Section 5.6 Entire Agreement. This Agreement and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

         Section 5.7 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

     Section 5.8 Resolution of Disputes. All disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties'
performance hereunder ("Dispute") shall be resolved as provided by this Section
5.7.

         (a) Negotiation of Disputes.

               (i) Any party shall give the other party written notice of any
     Dispute. The parties shall attempt to resolve such Dispute promptly by negotiation between executive officers who have authority to settle the
     Dispute and who are at a higher level of management than the persons with direct responsibilities for administration of this Agreement.

               (ii) Within 15 days after delivery of the notice, the party receiving the notice shall submit to the other a written response. The notice and the response shall include: (A) a statement of each party's position and a summary of arguments supporting that position and (B) the name and title of the executive officer who will represent that party and of any other person who will accompany the executive officer during the negotiations. Within 30 days after delivery of the disputing party's notice, the executive officers of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

         (b) Arbitration.

               (i) If the Dispute has not been resolved by executive officer negotiation within 45 days of the disputing party's notice requesting negotiation, or if the parties fail to meet within 30 days from delivery of said notice, such Dispute shall on the demand of any party, be finally settled under the Rules of Arbitration of the Center for Public Resources
     ("CPR") then in effect, except as modified herein or by mutual agreement of the parties.

               (ii) The arbitration shall be held in New York, New York. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

               (iii) There shall be three arbitrators selected pursuant to the
     CPR rules from the CPR national and regional panels. All arbitrators shall be neutral, disinterested, independent and impartial.

               (iv) In rendering an award, the arbitral tribunal shall be required to follow the substantive law of the jurisdiction designated by the parties herein. This arbitration agreement and any award rendered thereunder shall be governed by the United Nations Convention on the

                                       10

     Recognition and Enforcement of Foreign Arbitral Awards, 1958, and the
     Federal Arbitration Act, 9 USC(Section)1 et seq. The arbitral tribunal shall not be empowered to award damages in excess of compensatory damages except in the case of fraud, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute except in the case of fraud.

               (v) The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties with regard to any claim or counterclaim submitted to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof.

               (vi) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or to order the parties to request that a court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. The parties hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the state or federal courts located in New York, New York for the purpose of any preliminary relief in aid of arbitration, or for enforcement of any award, and hereby waive any objection to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

         (c) Notwithstanding the foregoing, any Dispute regarding the following is not required to be negotiated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality, infringement, misappropriation or misuse of any intellectual property right. The parties acknowledge that their remedies at law for such a breach or threatened breach would be inadequate and, in recognition of this fact, upon such breach or threatened breach, either party, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to immediately seek or obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 5.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED
HEREBY.

                                       11

         Section 5.10 Assignment. This Agreement may not be assigned by either party without the written consent of the other party. No such assignment shall relieve either party of any of its rights and obligations hereunder.

         Section 5.11 Binding Nature; Third-Party Beneficiaries. This Agreement
shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or
Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 5.12 Severability. This Agreement shall be deemed severable;
the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this
Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         Section 5.13 No Right of Setoff. Neither party hereto nor any affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of it affiliates any amounts owed by such other party or its affiliates to the first party or its affiliates.

         Section 5.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 5.15 Construction.

         (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the words "hereof,"
"herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the
Schedules hereto and the Exhibits hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this
Agreement unless otherwise specified, (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive and (v) NRFC and NCIC will be referred to herein individually as a
"party" and collectively as "parties" (except where the context otherwise requires).

                                       12

         (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this
Agreement.

         (c) Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                                       13

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                             NORTHSTAR CAPITAL INVESTMENT CORP.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             NORTHSTAR REALTY FINANCE CORP.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE A
                                   ----------

As of [Insert Contribution Date]

FACILITIES & SERVICES

                Facility or Service                       Summary Description of Facility or Service
-----------------------------------------------------------------------------------------------------------

Office Space at Headquarters of NCIC                 Four (4) fully furnished offices;
(527 Madison Avenue, 16th Floor, New York, NY)       Four (4) additional desks (all equipped with
                                                     personal computers and telecommunications
                                                     equipment); and Access to file space, printers,
                                                     copiers, kitchen & conference room facilities.
-----------------------------------------------------------------------------------------------------------
Receptionist and Secretarial Services
Payroll Administration Services
Accounting Support and Treasury
Functions
Tax Planning and REIT Compliance
Advisory Services

FACILITY/SERVICE FEE

Amount: $1,570,000 for the Facilities and Services to be provided during the one year period commencing on the date hereof.

Amendment: The Facility/Service Fee set forth above may be amended from time to time upon the deletion of any Facilities or Services pursuant to Section 3.1 of this Agreement.

Calculation: The total Facility/Service Fee is calculated as follows: (1) NCIC's total general and administrative costs for the most recently completed fiscal year, minus (a) the salaries, bonuses, other compensation, employee benefits and travel, entertainment and business meal expenses of all employees of NCIC and its subsidiaries (the "NCIC Employee Expenses"), and (b) all such general and administrative costs exclusively attributable to NCIC's businesses and assets and not any of its subsidiaries, including, but not limited to NCIC's costs for third party legal, auditing and tax consulting services, regulatory filings, printing fees, meetings of NCIC's board of directors and shareholders, director's compensation and reimbursable expenses and insurance policies for directors, officers and employees, plus (2) the portion of NCIC Employee
Expenses relating to NCIC employees who are responsible for providing the
Facilities and Services under this Agreement, multiplied by 30%, which represents an approximation of the net asset value, as estimated by NCIC, as of the most recently completed fiscal year of the Contributed Assets (as defined in each of the Contribution Agreements) as a percentage of the value of NCIC's total net assets.